[Logo of International Paper]
--------------------------------------------------------------------------------

                                                       INTERNATIONAL PAPER PLAZA
                                                       400 ATLANTIC STREET
                                                       STAMFORD, CT 06921
News Release

Media Contacts:      Jennifer Boardman, 203-541-8407
                     Stacy Wygant, 901-359-6335

Investor Contacts:   Darial Sneed, 203-541-8541
                     Brian Turcotte, 203-541-8632

            International Paper Reports Second-Quarter 2003 Earnings

     o EPS of $0.19 per share improves from $0.09 in first quarter, despite tough business conditions

Stamford, Conn. - July 24, 2003 - International Paper (NYSE: IP) today reported second-quarter 2003 net earnings of $88 million ($0.19 per share), compared with net earnings of $215 million ($0.45 per share) in the second quarter of 2002 and net earnings of $44 million ($0.09 per share) in the first quarter of 2003. Amounts in all periods include the effects of special items.

Before special items, earnings for the second quarter of 2003 were $89 million ($0.19 per share), compared with $169 million ($0.35 per share) in the 2002 second quarter and $68 million ($0.14 per share) in the first quarter of 2003.

In addition to the special items outlined below, second-quarter 2003 earnings benefited from a $9 million reduction in the provision for income taxes ($0.02 per share) due to a reduction in the projected 2003 full year effective tax rate before special items from 31 to 28 percent. The full year effective tax rate projection is lower due to a higher proportion of taxable income in lower tax rate jurisdictions.

Net sales for the second quarter totaled $6.2 billion, compared with $6.3 billion in the second quarter of 2002 and $6.1 billion in the first quarter of 2003.

"Externally, we are disappointed by business conditions, but we are pleased with what we've accomplished through our internal focus. We improved our earnings since the first quarter in a lackluster economy through our strong manufacturing operations, better product mix and administrative cost control measures," said John Dillon, International Paper chairman and chief executive officer. "Energy and weather-related wood costs remained high, volumes were slightly lower than the first quarter and prices declined in uncoated paper, linerboard and boxes. We continue to overcome these external pressures to improve our profitability through manufacturing excellence, creating customer value, and streamlining our cost structure."

Effects of Special Items

Special items in the second quarter included charges of $81 million before taxes ($50 million after taxes), consisting of $43 million for facility shut-down costs, and $38 million for severance costs associated with organizational restructuring programs, early debt extinguishment costs, and legal reserves. Special items also included a $10 million pre-tax adjustment ($6 million after taxes) for previous divestitures and a $9 million pre-tax reserve reversal ($5 million after taxes and minority interest). In addition, a $50 million tax provision reduction was recorded in the quarter reflecting settlements of prior period tax issues. The net after-tax effect of these special items is $0.00 per share.

Special items in the second quarter of 2002 consisted of a pre-tax charge of $79 million ($50 million after taxes) for facility closures, administrative realignment and related severance costs, and a net $28 million gain before taxes and minority interest ($96 million after taxes and minority interest) related to sales and expenses of businesses held for sale.

Special items in the first quarter of 2003 included a net charge of $23 million before taxes and minority interest ($14 million after taxes and minority interest or $0.03 per share) for certain costs related to the shutdown of the Natchez, Miss., dissolving pulp mill, and other charges for organizational realignments and related severance. Also in the quarter, the company adopted Statement of Financial Accounting Standards (SFAS) No. 143, "Accounting for Asset Retirement Obligations", resulting in a $10 million after-tax charge ($0.02 per share) for the cumulative effect of a change in accounting.

A reconciliation of earnings before special items to net earnings (loss), including information regarding the cumulative effect of accounting changes and special items and a statement relating to the use of these non-GAAP measures, is presented in a table in this press release.

Commenting on the third-quarter outlook, Dillon said, "We anticipate a very tough external environment. We expect flat demand, but raw material and energy costs should improve versus the second quarter. Internally, operating performance will continue to improve, and we will maintain our intense customer focus."

Segment Information
While operating profits of $448 million for the second quarter of 2003 were above first quarter totals of $410 million, operating profits were down compared with the second quarter of 2002 amid higher energy and fiber costs.

Second-quarter 2003 segment operating profits and business trends compared with the first quarter were as follows:

Second-quarter operating profits for Printing Papers were $143 million compared with first-quarter operating profits of $122 million as intensive cost reduction efforts offset weaker volumes and flat pricing across most grades.

Industrial and Consumer Packaging operating profits were $121 million in the second quarter, up from $89 million in the first quarter as price declines in linerboard and boxes were offset by cost reduction efforts as well as by somewhat better price realization and volume in bleached board and higher containerboard and box volumes.

The company's distribution business, xpedx, reported operating profits of $22 million for the second quarter compared with operating profits in the first quarter of $15 million. The increase was largely due to operational cost improvements.

Second-quarter Forest Products operating profits of $143 million were down from $161 million in the first quarter. The effect of higher lumber and plywood volumes did not offset the impact of weather-related lower harvest volumes in the South and adverse Canadian foreign exchange rates that impacted earnings from Weldwood.

Operating profits at Carter Holt Harvey, International Paper's 50.5 percent owned subsidiary in New Zealand, were $9 million in the second quarter, compared with $16 million in the first quarter, reflecting the impact of a labor strike at its Kinleith mill.

The company will hold a webcast to discuss earnings and current market conditions at 10 a.m. (EDT) today. All interested parties are invited to listen to the webcast live via the company's Internet site at http://www.internationalpaper.com by clicking on the Investor Information button. Persons who wish to listen to the live earnings webcast must pre-register at the site prior to the webcast. A replay of the webcast will also be available on the Web site beginning at 1 p.m. (EDT) this afternoon.

International Paper (http://www.internationalpaper.com) is the world's largest paper and forest products company. Businesses include paper, packaging, and forest products. As one of the largest private forest landowners in the world, the company manages its forests under the principles of the Sustainable Forestry Initiative 'r' (SFI'r') program, a system that ensures the continual planting, growing and harvesting of trees while protecting wildlife, plants, soil, air and water quality. Headquartered in the United States, International Paper has operations in over 40 countries and sells its products in more than 120 nations.

                                      # # #

Statements in this press release that are not historical are forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including but not limited to, the strength of demand for the company's products and changes in overall demand, the effects of competition from foreign and domestic producers, the level of housing starts, changes in the cost or availability of raw materials, unanticipated expenditures related to the cost of compliance with environmental and other governmental regulations, the ability of the company to continue to realize anticipated cost savings, performance of the company's manufacturing operations, results of legal proceedings, changes related to international economic conditions, changes in currency exchange rates, particularly the relative value of the U.S. dollar to the Euro, economic conditions in developing countries, specifically Brazil and Russia, the current military action in Iraq and the war on terrorism. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. These and other factors that could cause or contribute to actual results differing materially from such forward looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings.

                               International Paper
                        Summary of Consolidated Earnings
                            Preliminary and Unaudited
            (In millions except for net sales and per share amounts)


                                                     Three Months Ended                 Six Months Ended
                                                          June 30,                         June 30,
                                                   ----------------------           ------------------------
                                                   2002             2003            2002             2003
                                                   -----            -----           -----            ------
 Net Sales (In billions)                             $6.2            $6.3           $12.3             $12.3
                                                   -----            -----           -----            ------

 Earnings Before Interest, Income Taxes,
   Minority Interest, and Cumulative Effect
   of Accounting Changes                             283 (a)          435 (e)         600 (c)           779 (f)

    Interest expense, net                            194              199             378               404
                                                   -----            -----           -----            ------

 Earnings Before Income Taxes, Minority
   Interest, and Cumulative Effect of
   Accounting Changes                                 89 (a)          236 (e)         222 (c)           375 (f)

    Income tax provision (benefit)                   (38)(a,b)        (10)(e)           1 (b,c)          33 (f)
      Minority interest expense, net of
        taxes                                         39 (a)           31 (e)          79 (c)            62 (f)
                                                   -----            -----           -----            ------

 Earnings Before Cumulative Effect of
 Accounting Changes                                   88 (a,b)        215 (e)         142 (b,c)         280 (f)


      Cumulative Effect of Accounting Changes:
         Asset Retirement Obligations, net
           of taxes                                   --               --             (10)(d)            --
         Transitional goodwill impairment
           charge, net of minority interest           --               --              --            (1,175)(g)
                                                   -----            -----           -----            ------

 Net Earnings (Loss)                                 $88 (a,b)       $215 (e)        $132 (b,c,d)     $(895)(f,g)
                                                   =====            =====           =====            ======

 Earnings Per Common Share Before
   Cumulative Effect of Accounting Changes         $0.19 (a,b)      $0.45 (e)       $0.30 (b,c)       $0.58 (f)

 Earnings (Loss) Per Common Share -
    Cumulative Effect of Accounting Changes:
      Asset Retirement Obligations - SFAS 143         --              --            (0.02)(d)            --

      Goodwill Impairment - SFAS 142                  --              --               --            $(2.44)(g)
                                                   -----            -----           -----            ------

 Earnings (Loss) Per Common Share                  $0.19 (a,b)      $0.45 (e)       $0.28 (b,c,d)    $(1.86)(f,g)
                                                   =====            =====           =====            ======

 Earnings (Loss) Per Common Share -
   Assuming Dilution                               $0.19 (a,b)      $0.45(e)        $0.28 (b,c,d)    $(1.86)(f,g)
                                                   =====            =====           =====            ======

 Average Shares of Common Stock Outstanding        479.0            482.7           479.0            482.5
                                                   =====            =====           =====            ======


          (a) Includes an $81 million charge before taxes ($50 million after taxes) for facility shutdown costs, severance costs associated with organizational restructuring, early debt extinguishment costs, and legal reserves, a pre-tax charge of $10 million ($6 million after taxes) to adjust accrued costs of businesses sold, and a credit of $9 million before taxes and minority interest ($5 million after taxes and minority interest) for the reversal of restructuring and realignment reserves no longer required.

          (b) Includes a decrease of $50 million in the income tax provision reflecting settlements of prior period tax issues.

          (c) Includes a $104 million charge before taxes and minority interest ($64 million after taxes and minority interest) for facility shutdown costs, severance costs associated with organizational restructuring, early debt extinguishment costs, and legal reserves, a pre-tax charge of $10 million ($6 million after taxes) to adjust accrued costs of businesses sold, and a credit of $9 million before taxes and minority interest

               ($5 million after taxes and minority interest) for the reversal of restructuring and realignment reserves no longer required.

          (d) Includes a $15 million charge before taxes ($10 million after taxes) for the adoption of SFAS No. 143, "Asset Retirement Obligations".

          (e) Includes a pre-tax charge of $79 million ($50 million after taxes) for facility closures, administrative realignment severance costs, and cost reduction actions, and a credit of $28 million before taxes and minority interest ($96 million after taxes and minority interest) to adjust accrued costs of businesses sold or held for sale.

          (f) Includes a pre-tax charge of $79 million ($50 million after taxes) for facility closures, administrative realignment severance costs, and cost reduction actions, a credit of $28 million before taxes and minority interest ($96 million after taxes and minority interest) to adjust accrued costs of businesses sold or held for sale, and a $10 million pre-tax credit ($7 million after taxes) for the reversal of reserves no longer required.

          (g) Includes a $1,236 million charge before minority interest ($1,175 million after minority interest) for the transitional goodwill impairment charge from the adoption of SFAS No. 142, "Goodwill and Other Intangible Assets."

                               International Paper
                        Reconciliation of Earnings Before
                      Special Items to Net Earnings (Loss)
                            Preliminary and Unaudited
                   (In millions except for per share amounts)


                                                  Three Months Ended     Six Months Ended
                                                       June 30,               June 30,
                                                   ----------------      ---------------
                                                   2003       2002       2003      2002
                                                   ----       ----       ----      ----

       Earnings Before Special Items (1)            $89       $169       $157    $   227

Restructuring and other charges                     (50)       (50)       (64)       (50)
Reversal of reserves no longer required               5         --          5          7
Net gains (losses) on sales and impairments
  of businesses held for sale                        (6)        96         (6)        96
Income tax adjustment                                50         --         50         --
Cumulative effect of change in accounting
  for asset retirement obligations                   --         --        (10)        --
Cumulative effect of change in accounting
  for transitional goodwill impairment charge        --         --         --     (1,175)
                                                    ---       ----       ----    -------
        Net Earnings (Loss) as Reported             $88       $215       $132    $  (895)
                                                    ===       ====       ====    =======


                                                          Three Months Ended                     Six Months Ended
                                                               June 30,                              June 30,
                                                     ------------------------------         ----------------------------
                                                        2003              2002                 2003             2002
                                                        ----              ----                 ----             ----

Earnings Per Common Share
   Before Special Items (1)                               $0.19             $0.35               $0.33           $0.47

Restructuring and other charges                           (0.10)           (0.10)               (0.13)          (0.10)
Reversal of reserves no longer required                    0.01               --                 0.01            0.01
Net gains (losses) on sales and impairments
  of businesses held for sale                             (0.01)            0.20               (0.01)            0.20
Income tax adjustment                                      0.10               --                 0.10              --
Cumulative effect of change in accounting
  for asset retirement obligations                           --               --                (0.02)             --
Cumulative effect of change in accounting
  for transitional goodwill impairment charge                --               --                   --           (2.44)
                                                          -----            -----                -----          ------
Earnings (Loss) Per Common Share as Reported              $0.19            $0.45                $0.28          $(1.86)
                                                          =====            =====                =====          ======


(1) The company calculates Earnings Before Special Items by excluding the after-tax effect of the adoption of new accounting standards and items considered by management to be unusual from the net earnings (loss) reported under generally accepted accounting principles ("GAAP"). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results.

     International Paper believes that using this information along with net earnings (loss) provides for a more complete analysis of the results of operations by quarter. Net earnings (loss) is the most directly comparable GAAP measure.

                               International Paper
                     Sales and Earnings by Industry Segment
                            Preliminary and Unaudited
                                  (In millions)


Sales by Industry Segment



                                                     Three Months Ended              Six Months Ended
                                                          June 30,                       June 30,
                                                  --------------------------    ---------------------------
                                                     2003           2002           2003            2002
                                                  -----------    -----------    -----------     -----------

Printing Papers                                       $1,870         $1,815        $ 3,755         $ 3,635
Industrial and Consumer Packaging                      1,565          1,530          3,065           2,990
Distribution                                           1,570          1,575          3,100           3,110
Forest Products                                          740            815          1,415           1,580
Carter Holt Harvey                                       525            480          1,025             890
Specialty Businesses and Other (1)                       340            445            690             865
Less:  Intersegment Sales                              (346)          (355)          (711)           (727)
                                                      ------         ------        -------         -------
                                                      $6,264         $6,305        $12,339         $12,343
                                                      ======         ======        =======         =======


Earnings by Industry Segment


                                                      Three Months Ended              Six Months Ended
                                                           June 30,                       June 30,
                                                  --------------------------    ---------------------------
                                                     2003           2002           2003            2002
                                                  -----------    -----------    -----------     -----------

Printing Papers                                         $ 143      $ 106             $ 265        $ 182
Industrial and Consumer Packaging                         121        145               210          273
Distribution                                               22         23                37           41
Forest Products                                           143        204               304          380
Carter Holt Harvey                                          9         14                25           24
Specialty Businesses and Other (1)                         10         16                17           26
                                                        -----      -----              ----        -----

Operating Profit                                          448        508               858          926

Interest expense, net                                    (194)      (199)             (378)        (404)
Minority interest (2)                                      13         15                31           25
Corporate items, net                                      (96)       (37)             (184)        (131)
Restructuring and other charges                           (81)       (79)             (104)         (79)
Net (gains) losses on sales and impairments of
   businesses held for sale                               (10)        28               (10)          28
Reversal of reserves no longer required                     9         --                 9           10
                                                        -----      -----             -----        -----

Earnings before income taxes, minority interest and
   cumulative effect of accounting changes              $  89      $ 236             $ 222        $ 375
                                                        =====      =====             =====        =====



(1) Includes Arizona Chemical, Industrial Papers, Chemical Cellulose Pulp and businesses identified in our divestiture program.

(2) Operating profits for industry segments include each segment's percentage share of the profits of subsidiaries included in that segment that are less than wholly owned. The pre-tax minority interest for these subsidiaries is added here to present consolidated earnings before income taxes, minority interest, and cumulative effect of accounting changes.

                               International Paper
                           Supplemental Financial Data
                            Preliminary and Unaudited


Financial Data (In millions)


                                                              Three Months Ended             Six Months Ended
                                                                   June 30,                      June 30,
                                                          ---------------------------    --------------------------
                                                             2003            2002           2003           2002
                                                             ----            ----           ----           ----

Depreciation, amortization and cost of
     timber harvested                                            $412           $405           $810           $787
                                                                 =====          =====          =====          =====

Investment in capital projects (1)                               $254           $244           $427           $386
                                                                 =====          =====          =====          =====


(1) Includes $2 million and $4 million of spending for businesses held for sale for the three months and six months ended June 30, 2002, respectively.

Sales Volumes by Product (1) (2)

                                                            Three Months Ended             Six Months Ended
                                                                 June 30,                      June 30,
                                                        ---------------------------    -------------------------
                                                           2003            2002           2003           2002
                                                        -----------     -----------    -----------     ---------
Printing Papers (In thousands of short tons)
     Uncoated Papers and Bristols                            1,565           1,614          3,169         3,235
     Coated Papers                                             500             533          1,006         1,042
     Market Pulp                                               549             588          1,180         1,199

Packaging (In thousands of short tons)
     Containerboard                                            550             580          1,136         1,084
     Bleached Packaging Board                                  361             337            701           651
     Kraft                                                     157             140            307           313
     Industrial and Consumer Packaging                       1,132           1,168          2,249         2,281

Forest Products (In millions)
     Panels (sq. ft. 3/8" - basis)                             593             541          1,099         1,320
     Lumber (board feet)                                     1,055           1,118          2,019         2,123
     MDF and Particleboard (sq. ft. 3/4" - basis)              139             191            286           370


(1) Includes third party and inter-segment sales, and 100 percent of volumes sold by Carter Holt Harvey.
(2) Sales volumes for divested businesses are included through the date of sale.

                           INTERNATIONAL PAPER COMPANY
                           Consolidated Balance Sheet
                            Preliminary and Unaudited
                                  (In Millions)


                                                            June 30,    December 31,
                                                              2003          2002
                                                            --------    ------------
Assets
Current Assets
   Cash and temporary investments                             $ 1,430     $ 1,074
   Accounts and notes receivable, net                           2,995       2,780
   Inventories                                                  3,012       2,879
   Assets of businesses held for sale                             160         128
   Other current assets                                           972         877
                                                              -------     -------
     Total Current Assets                                       8,569       7,738
                                                              -------     -------

Plants, Properties and Equipment, net                          14,248      14,167
Forestlands                                                     3,967       3,846
Investments                                                       241         227
Goodwill                                                        5,336       5,307
Deferred Charges and Other Assets                               2,715       2,507
                                                              -------     -------
Total Assets                                                  $35,076     $33,792
                                                              =======     =======

Liabilities and Common Shareholders' Equity
Current Liabilities
   Notes payable and current maturities of long-term debt     $   498     $    --
   Liabilities of businesses held for sale                         45          44
   Accounts payable and accrued liabilities                     4,565       4,535
                                                              -------     -------
     Total Current Liabilities                                  5,108       4,579
                                                              -------     -------

Long-Term Debt                                                 13,496      13,042
Deferred Income Taxes                                           1,781       1,765
Other Liabilities                                               3,842       3,778
Minority Interest                                               1,737       1,449
Preferred Securities                                            1,255       1,805

Common Shareholders' Equity
   Invested capital                                             4,704       4,114
   Retained earnings                                            3,153       3,260
                                                              -------     -------
     Total Common Shareholders' Equity                          7,857       7,374

Total Liabilities and Common Shareholders' Equity             $35,076     $33,792
                                                              =======     =======
